Exhibit 99.2

Saltchuk Resources, Inc. and Great Lakes Dredge & Dock Corporation Announce

Early Results of Debt Tender Offer and Related Consent Solicitation

Early Settlement of Debt Tender Offer Scheduled for April 1

SEATTLE and HOUSTON, April 1, 2026 — Saltchuk Resources, Inc. (the “Offeror”) and Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) (the “Company”) today announced the results to date of the Offeror’s previously-announced cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 5.25% Senior Notes due 2029 (the “Notes”), and the related solicitation (the “Consent Solicitation”) of consents (each a “Consent” and, collectively, the “Consents”) from holders of the Notes (each, a “Holder” and, collectively, the “Holders”) to amend certain provisions (the “Proposed Amendments”) of the Company’s indenture, dated as of May 25, 2021 (as supplemented from time to time prior to the date hereof, the “Indenture”), between Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Company and the subsidiary guarantors party thereto, under which the Notes were issued, both of which are subject to the limitations, restrictions, terms and conditions set forth in the Offeror’s Offer to Purchase and Consent Solicitation Statement dated March 18, 2026 (the “Offer to Purchase and Consent Solicitation Statement”).

Contemporaneously with issuing this press release, the Offeror and the Company jointly issued a separate press release announcing that the Offeror had consummated its acquisition of the Company pursuant to the terms and conditions specified in the Agreement and Plan of Merger, dated February 10, 2026 (the “Merger Agreement”), by and among the Company, the Offeror and Huron MergeCo, Inc. (the “Acquisition Sub”), thereby satisfying the Acquisition Condition (as defined in the Offer to Purchase and Consent Solicitation Statement) to the Tender Offer and Consent Solicitation.

Early Results of Tender Offer and Consent Solicitation

According to information received from Global Bondholder Services Corporation, the Offeror’s tender and information agent for the Tender Offer, the table below sets forth the aggregate principal amount of Notes that were validly tendered and not validly withdrawn and Consents that were validly delivered and not validly revoked, at or prior to 5:00 p.m., New York City time, on March 31, 2026 (such date and time, the “Early Tender Deadline”).

Title of Notes	CUSIP / ISIN(1)	Outstanding Principal Amount Prior to the Tender Offer	Outstanding Principal Amount Tendered as of the Early Tender Deadline	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration(2)(4)
5.25% Senior Notes due 2029 of Great Lakes Dredge & Dock Corporation	144A: 390607AF6 / US390607AF62 Reg. S: US-U39023AG8 / USU39023AG89	$325,000,000	258,134,000	$971.25	$30.00	$1,001.25

(1)	No representation is made as to the correctness or accuracy of the CUSIP / ISIN. They are provided solely for the convenience of the Holders.
(2)

Per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Offeror. Excludes accrued and unpaid interest, which will be paid on Notes accepted for purchase by the Offeror as described in the Offer to Purchase and Consent Solicitation Statement.

(3)	Included in the Total Consideration per $1,000 principal amount of Notes validly tendered (and not validly withdrawn) on or prior to the Early Tender Deadline and accepted for payment by the Offeror.
(4)	Includes the Early Tender Payment.

On April 1, 2026, the Offeror confirmed its acceptance for purchase of all Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline (the “Early Settlement”), subject to the satisfaction or waiver of the remaining conditions to the Tender Offer and Consent Solicitation described in the Offer to Purchase and Consent Solicitation Statement.

The requisite consents to effect the Proposed Amendments, as described in the Offer to Purchase and Consent Solicitation Statement, were received and accepted with respect to the Notes. Accordingly, the Company expects to implement the Proposed Amendments promptly following the Early Settlement by entering into the Supplemental Indenture (as defined in the Offer to Purchase and Consent Solicitation Statement). The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative unless the Offeror purchases all of the validly tendered (and not validly withdrawn) Notes in the Tender Offer.

General Information Regarding the Tender Offer and Consent Solicitation

The Tender Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on April 15, 2026, unless extended by the Offeror (such date and time, as it may be extended, the “Expiration Time”) or earlier terminated. No tenders of Notes or deliveries of related Consents submitted after the Expiration Time will be valid. The Early Tender Deadline was the deadline for holders to validly withdraw tenders of Notes and validly revoke Consents. Accordingly, Notes tendered and Consents delivered and not validly withdrawn or revoked may no longer be withdrawn or revoked, subject to applicable law.

The Tender Offer and Consent Solicitation are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement, copies of which have been furnished by the Offeror to the Holders and additional copies of which can be obtained in the manner described below. Holders are encouraged to read the Offer to Purchase and Consent Solicitation Statement and the information incorporated therein by reference, as they contain important information regarding the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer or the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of the Offeror by BofA Securities, as the Dealer Manager with respect to the Tender Offer and Solicitation Agent with respect to the Consent Solicitation, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

To the extent any Notes remain outstanding following the consummation of the Tender Offer and Consent Solicitation, the Offeror intends, but is not obligated, to redeem such remaining Notes at par on or after June 1, 2026 and satisfy and discharge the Company’s obligations under the Indenture pursuant to the terms thereof.

BofA Securities has been retained as the Dealer Manager in connection with the Tender Offer and as the Solicitation Agent in connection with the Consent Solicitation. In such capacities, they may contact Holders regarding the Tender Offer and Consent Solicitation and may request brokers, dealers, banks, trust companies and other nominees or intermediaries to forward the Offer to Purchase and Consent Solicitation Statement and related materials to beneficial owners of Notes. Questions and requests for assistance regarding the terms of the Tender Offer and Consent Solicitation should be directed to the Dealer Manager at (888) 292-0070 (toll-free) or (980) 388-3646 (collect). Questions regarding the procedures for tendering Notes and delivering Consents relating to the Tender Offer and Consent Solicitation or requests for additional copies of the Offer to Purchase and Consent Solicitation Statement may be directed to Global Bondholder Services Corporation, the Tender and Information Agent for the Tender Offer and Consent Solicitation, at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others) or contact@gbsc-usa.com.

None of the Offeror, the Company, the Trustee, the Dealer Manager, the Tender and Information Agent, or any of their respective affiliates makes any recommendation as to whether Holders should tender or refrain from tendering their Notes in response to the Tender Offer or delivering Consents pursuant to the Consent Solicitation, and no person or entity has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender Notes and deliver accompanying Consents and, if so, the principal amount of the Notes as to which action is to be taken.

The Offeror reserves the right, subject to applicable law, with respect to the Tender Offer and Consent Solicitation, as applicable, to (a) waive in whole or in part any or all conditions to the Tender Offer and Consent Solicitation, as applicable; (b) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (c) otherwise modify or terminate the Tender Offer or the Consent Solicitation, as applicable.

This press release is for informational purposes only. This press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. Nothing contained herein shall constitute a notice of redemption of the Notes or an obligation to issue a notice of redemption or satisfy or discharge the Indenture.

About Saltchuk Resources, Inc.

Saltchuk is a privately owned enterprise that has built a reputation over 40 years of being a multi-generational home for great companies. Headquartered in Seattle, additional information is available at www.saltchuk.com.

About Great Lakes Dredge & Dock Corporation

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States, which is complemented with a long history of performing significant international projects. In addition, Great Lakes is fully engaged in expanding its core business into the offshore energy industry. GLDD employs experienced civil, ocean and mechanical engineering staff in its estimating, production, and project management functions. In its over 136-year history, GLDD has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of approximately 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experience-based performance as they advance through GLDD operations. GLDD’s Incident-and Injury-Free® (IIF®) safety management program is integrated into all aspects of the GLDD’s culture. GLDD’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements made herein with respect to the Tender Offer and Consent Solicitation and related transactions, including, for example, the timing of the completion of the Tender Offer and Consent Solicitation, or the potential benefits of any such transactions, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company and the Offeror’s actual results may differ materially from its expectations or projections. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “project,” “contemplate,” “predict,” “potential,” “continue,” “may,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language.

The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements. Such factors include, but are not limited to, the effect of the announcement of the Acquisition Transactions (as defined in the Offer to Purchase and Consent Solicitation Statement) and the Tender Offer and Consent Solicitation on the Company and the Offeror’s relationships with employees, governmental entities and other business relationships, operating results and business generally; the outcome of any legal proceedings that may be instituted against the Company and the Offeror related to the transactions contemplated by the Merger Agreement, including the Acquisition Transactions; the failure to satisfy conditions to consummate the Tender Offer or Consent Solicitation on the parties’ anticipated timeframes or at all; risks that the Tender Offer, Consent Solicitation or the Acquisition Transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general; and those other risks and uncertainties discussed from time to time in the reports or other public filings of the Company, the Offeror or the Acquisition Sub with the SEC.

Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025. GLDD’s SEC filings are available publicly on the SEC’s website at www.sec.gov, on GLDD’s website at gldd.com under “Investors—Financials & Filings—SEC filings” or upon request via email to EMBirge@gldd.com. All forward-looking statements contained in this communication are based on information available to the Company and the Offeror as of the date hereof and are made only as of the date of this communication. The Company and the Offeror disclaim any obligation or undertaking to update or revise the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required under applicable law. These forward-looking statements should not be relied upon as representing the Company and the Offeror’s views as of any date subsequent to the date of this communication. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, industry, competitive, economic and market conditions, and our assumptions as of such date. Either the Offeror or the Company may change its intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of the Company or the Offeror.

Contact:

Eric Birge,

Vice President of Investor Relations of the Company,

313-220-3053

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